Exhibit 3.1

【This is an English Translation of the original issued in Japanese】

[NOTE] Perpetuals.com Ltd assumes no responsibility for this translation or for direct, indirect, or other forms of damages arising from the translation. This document has been translated from the Japanese original for reference purpose only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

Amended and Restated Articles of Incorporation of “Perpetuals.com Ltd”.

Chapter 1 General Provisions

(Corporate Name)

Article 1

The Company shall be known as Perpetuals.com Ltd. and in English as “Perpetuals.com Ltd”.

(Purpose)

Article 2

The purpose of the Company shall be to engage in the following businesses:

1. Contracted system development, maintenance and operation services

2. Construction and consulting services relating to IT systems

3. Planning, development and sale of computer systems and software

4. Planning, production and agency services for advertising and promotion, and consulting services relating thereto

5. Planning and production of illustration, graphic design and computer graphics

6. Acquisition, holding, management and sale of securities

7. Consulting services for the operation of stores such as beauty salons, chiropractic clinics and personal gym offices

8. Sale of content, assets and other items utilizing blockchain technology

9. Financial business and investment in venture capital

10. Investment business and investment advisory business

11. Arrangement and intermediary services for domestic and overseas investments

12. Listing support and listing consulting business

13. Any and all businesses incidental or related to the foregoing items

(Location of Head Office)

Article 3

The head office of the Company shall be located in Taito-ku, Tokyo.

(Corporate Bodies)

Article 4

In addition to the General Meeting of Shareholders and Directors, the Company shall establish the following corporate bodies:

1. Board of Directors

2. Corporate Auditor

(Method of Public Notice)

Article 5

Public notices of the Company shall be given by electronic public notice.

However, in the event that electronic public notice cannot be made due to accident or other unavoidable circumstances, such notice shall be published in The Nikkei newspaper.

Chapter 2 Shares

(Total Number of Authorized Shares)

Article 6

The total number of shares authorized to be issued by the Company shall be 55,300,000 shares.

(Acquisition of Treasury Shares)

Article 7

Pursuant to Article 165, Paragraph 2 of the Companies Act, the Company may acquire its own shares by resolution of the Board of Directors.

(Issuance of Share Certificates)

Article 8

The Company shall issue share certificates for its shares.

2. The Company shall issue share certificates in eight (8) types: certificates representing 1 share, 10 shares, 100 shares, 1,000 shares, 10,000 shares, 100,000 shares, 1,000,000 shares and 10,000,000 shares. However, if deemed necessary by the Company, share certificates representing a different number of shares may be issued.

(Shareholder Registry Administrator)

Article 9

The Company shall appoint a shareholder registry administrator.

2. The shareholder registry administrator and the location of its office shall be determined by resolution of the Board of Directors.

3. The preparation and maintenance of the shareholder registry and stock acquisition rights registry, and all other administrative matters relating thereto, shall be entrusted to the shareholder registry administrator, and shall not be handled by the Company itself.

(Share Handling Regulations)

Article 10

The handling of shares of the Company and related fees shall be governed by laws and regulations, these Articles of Incorporation, and the share handling regulations established by the Board of Directors.

Chapter 3 General Meeting of Shareholders

(Convocation)

Article 11

The Ordinary General Meeting of Shareholders shall be convened within three (3) months after the end of each fiscal year, and Extraordinary General Meetings of Shareholders shall be convened whenever necessary.

(Record Date for Ordinary General Meeting)

Article 12

The record date for voting rights at the Ordinary General Meeting of Shareholders shall be April 30 of each year.

(Convener and Chairperson)

Article 13

Unless otherwise provided by laws and regulations, the President and Representative Director shall convene the General Meeting of Shareholders and act as chairperson thereof.

2. If the President and Representative Director is unable to act, another Director shall convene and preside over the meeting in accordance with the order predetermined by the Board of Directors.

(Deemed Provision by Internet Disclosure)

Article 14

Upon convening a General Meeting of Shareholders, the Company may deem that it has provided shareholders with information to be stated or displayed in the reference documents for the General Meeting of Shareholders, business reports, financial statements and consolidated financial statements, by disclosing such information via the internet in accordance with the applicable laws and regulations.

(Method of Resolutions)

Article 15

Resolutions of the General Meeting of Shareholders shall be adopted by a majority of the voting rights of shareholders present and entitled to exercise voting rights, unless otherwise provided by laws, regulations or these Articles of Incorporation.

2. Resolutions specified in Article 309, Paragraph 2 of the Companies Act shall be adopted by shareholders holding at least one-third (1/3) of the voting rights entitled to exercise voting rights being present, and by at least two-thirds (2/3) of the voting rights of such shareholders.

(Exercise of Voting Rights by Proxy)

Article 16

A shareholder may exercise voting rights by proxy, provided that the proxy is another shareholder of the Company who holds voting rights.

2. A shareholder or proxy must submit a document evidencing the authority of proxy for each General Meeting of Shareholders.

(Minutes)

Article 17

Minutes of the General Meeting of Shareholders shall be prepared in writing or in electronic form in accordance with applicable laws and regulations.

Chapter 4 Directors and Board of Directors

(Number of Directors)

Article 18

The Company shall have no more than ten (10) Directors.

(Election of Directors)

Article 19

Directors shall be elected by resolution of the General Meeting of Shareholders.

2. Such resolution shall be adopted by shareholders holding at least one-third (1/3) of the voting rights entitled to exercise voting rights being present, and by a majority of the voting rights of such shareholders.

3. Election of Directors shall not be conducted by cumulative voting.

(Term of Office)

Article 20

The term of office of Directors shall expire at the conclusion of the Ordinary General Meeting of Shareholders relating to the final fiscal year ending within two (2) years after their election.

2. The term of office of Directors elected as an increase or substitute shall expire at the same time as the term of office of the remaining Directors.

(Representative Directors and Executive Titles)

Article 21

The Board of Directors shall appoint Representative Directors by resolution.

2. The Board of Directors may, by resolution, appoint one (1) Chairperson of the Board and one (1) President, as well as one or more Vice Presidents, Senior Managing Directors and Managing Directors.

(Convocation and Chairperson of the Board of Directors)

Article 22

Unless otherwise provided by laws and regulations, the President shall convene meetings of the Board of Directors and act as chairperson thereof.

2. If the President is unable to act, another Director shall convene and preside over the meeting in accordance with the order predetermined by the Board of Directors.

(Notice of Convocation of Board of Directors)

Article 23

Notice of a meeting of the Board of Directors shall be given to each Director and Corporate Auditor at least three (3) days prior to the meeting. However, in cases of emergency, such period may be shortened.

2. With the consent of all Directors and Corporate Auditors, a meeting of the Board of Directors may be held without following the convocation procedures.

(Method of Resolutions of the Board of Directors)

Article 24

Resolutions of the Board of Directors shall be adopted by a majority of Directors eligible to vote being present, and by a majority of the Directors present.

(Deemed Resolution of the Board of Directors)

Article 25

When the requirements of Article 370 of the Companies Act are satisfied, the Company shall deem that a resolution of the Board of Directors has been adopted.

(Minutes of the Board of Directors)

Article 26

Minutes of the Board of Directors shall be prepared, stating the proceedings and results of the meeting and other matters required by laws and regulations, and shall be signed or electronically signed by the Directors and Corporate Auditors present.

(Board of Directors Regulations)

Article 27

Matters relating to the Board of Directors shall be governed by laws, regulations, these Articles of Incorporation, and the Board of Directors regulations established by the Board of Directors.

(Remuneration)

Article 28

Remuneration, bonuses and other economic benefits received by Directors as consideration for the execution of their duties shall be determined by resolution of the General Meeting of Shareholders.

(Exemption from Liability of Directors)

Article 29

Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt Directors (including former Directors) from liability for damages arising from negligence in the performance of their duties, to the extent permitted by laws and regulations.

2. Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into agreements with Directors (excluding executive Directors) to limit liability for damages arising from negligence in the performance of their duties; provided that the maximum amount of such liability shall be the amount prescribed by laws and regulations.

Chapter 5 Corporate Auditors

(Number of Corporate Auditors)

Article 30

The Company shall have no more than five (5) Corporate Auditors.

(Election of Corporate Auditors)

Article 31

Corporate Auditors shall be elected by resolution of the General Meeting of Shareholders.

2. Such resolution shall be adopted by shareholders holding at least one-third (1/3) of the voting rights entitled to exercise voting rights being present, and by a majority of the voting rights of such shareholders.

(Term of Office)

Article 32

The term of office of Corporate Auditors shall expire at the conclusion of the Ordinary General Meeting of Shareholders relating to the final fiscal year ending within four (4) years after their election.

2. The term of office of Corporate Auditors elected as substitutes shall expire at the same time as the term of office of the Corporate Auditor replaced.

(Remuneration)

Article 33

Remuneration of Corporate Auditors shall be determined by resolution of the General Meeting of Shareholders.

(Exemption from Liability of Corporate Auditors)

Article 34

Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt Corporate Auditors (including former Corporate Auditors) from liability for damages arising from negligence in the performance of their duties, to the extent permitted by laws and regulations.

2. Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into agreements with Corporate Auditors to limit liability for damages arising from negligence in the performance of their duties; provided that the maximum amount of such liability shall be the amount prescribed by laws and regulations.

Chapter 6 Accounting

(Fiscal Year)

Article 35

The fiscal year of the Company shall commence on May 1 of each year and end on April 30 of the following year.

(Record Date for Dividends of Surplus)

Article 36

The record date for year-end dividends of surplus shall be April 30 of each year.

2. In addition to the foregoing, dividends of surplus may be paid by fixing a record date.

(Interim Dividends)

Article 37

The Company may, by resolution of the Board of Directors, pay interim dividends with October 31 of each year as the record date.

(Statute of Limitations for Dividends)

Article 38

If dividends are not claimed within three (3) years from the date on which payment commences, the Company shall be released from the obligation to pay such dividends.

Supplementary Provisions

Established on April 11, 2018

Effective on May 1, 2018

Amended on May 14, 2018

Amended on October 1, 2018

Amended on July 1, 2019

Amended on October 28, 2019

Amended on July 28, 2020

Amended on July 29, 2021

Amended on October 25, 2021

Amended on May 6, 2022

Amended on July 28, 2022

Amended on June 22, 2023

Amended on July 5, 2024

Amended on November 14, 2025

Amended on January 16, 2026

Amended on March 31, 2026

March 31, 2026

The foregoing is a true and correct translation of the Articles of Incorporation of the Company.

Representative Director:

Satoshi Kobayashi